UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2010

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2010, Regency GP LP, the general partner of Regency Energy Partners LP (the “Partnership”), entered into the Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010, among Regency Gas Services LP, as borrower, the Partnership and other guarantors named therein, the joint lead arrangers and joint bookmanagers, the administrative agent, the syndication agents, the collateral agent, the co-documentation agents, and the lenders (all as named therein) (the “New Credit Agreement”). The material differences between the Fourth Amended and Restated Credit Agreement (the “previous credit agreement”) and the New Credit Agreement include:

•	The extension of the maturity date of the previous credit agreement to June 15, 2014 from August 15, 2011, subject to the following contingency:
•	If Regency’s 8.375 percent senior notes due December 15, 2013 have not been refinanced or paid off by June 15, 2013, then the maturity date will be June 15, 2013.
•	An increase in the amount of allowed investments in the RIGS Holdings Joint Venture (“RIGS Holdings”) to $250 million from $135 million.
•
The addition of an allowance for joint venture investments (other than RIGS Holdings) of up to $75 million, provided that (i) distributed cash and net income from joint ventures under this basket shall be excluded from consolidated net income (as defined in the New Credit Agreement) and (ii) equity interests in joint ventures created under this basket shall be pledged as collateral.

•
The modification of financial covenants to give credit for projected EBITDA associated with certain future material RIGS Holdings projects on a percentage of completion basis, provided that such amount, together with adjustments related to Haynesville EBITDA projects and other material projects, does not exceed 20 percent of consolidated EBITDA (as defined in the New Credit Agreement) through March 31, 2010, and 15 percent thereafter.

•	An increase in the annual general asset sales permitted from $20 million annually to five percent of consolidated net tangible assets (as defined in the New Credit Agreement) annually.

A copy of the Fifth Amended and Restated Credit Agreement and related Amendment Agreement are filed as exhibits to this Current Report and are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report  is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 4, 2010, the management of Regency Energy Partners LP issued a press release announcing the execution of the Fifth Amended and Restated Credit Agreement.

The information in Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)-(c)           Not applicable.
(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Fifth Amended and Restated Credit Agreement, dated March 4, 2010.
Exhibit 10.2	Amendment Agreement related to the Fifth Amended and Restated Credit Agreement, dated March 4, 2010.
Exhibit 99.1	Regency Energy Partners LP press release dated March 4, 2010, announcing the execution of the Fifth Amended and Restated Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President, Chief Financial Officer

March 4, 2010